Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-13605 and 333-173656 on Form S-8 of our report dated June 24, 2011, appearing in this Annual Report on Form 11-K of the PPG Industries Employee Savings Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 24, 2011